As filed with the Securities and Exchange Commission on June 11, 2021

Registration No. 333- _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-2560811
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

132 E. Putnam Avenue, Floor 2W Cos Cob, Connecticut 06807 (855) 398-0443	William J. Rouhana, Jr. Chairman and Chief Executive Officer Chicken Soup for the Soul Entertainment, Inc. 132 E. Putnam Avenue, Floor 2W Cos Cob, Connecticut 06807 (855) 398-0443
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Office)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq.

Brian L. Ross, Esq.

Melissa E. Curvino, Esq.
Graubard Miller
405 Lexington Avenue, 11th Floor
New York, New York 10174
Telephone: (212) 818-8800
Fax: (212) 818-8881

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
For Issuance:
Common stock, par value $.0001 per share	(2)	(2)	(2)	—
Preferred stock, par value $.0001 per share	(2)	(2)	(2)	—
Warrants	(2)	(2)	(2)	—
Debt Securities	(2)	(2)	(2)	—
Units(3)	(2)	(2)	(2)	—
Primary Offering Total	(2)	(2)	$1,000,000,000	$109,100(4)
For Resale:
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $.0001 per share	1,798,956 (5)	$27.64(6)	$49,723,144	$5,425(6)
Total			$1,049,723,144	$114,525

(1)	This registration statement covers (a) such indeterminate number of (i) shares of common stock and preferred stock, and (ii) warrants to purchase common stock, preferred stock, debt securities or other classes of securities offered hereby, (b) such indeterminate principal amount of debt securities of the registrant and (c) such indeterminate number of units comprised of the other classes of securities offered hereby as have a maximum aggregate offering size not to exceed $1,000,000,000. The securities registered hereunder are to be issued from time to time at prices to be determined. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion or exchange of preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities to be offered hereby. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover such additional number of securities as may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(2)	Omitted pursuant to General Instruction II.D of Form S-3 and Rule 457(o) promulgated under the Securities Act of 1933, as amended (“Securities Act”). The proposed amount to be registered, maximum offering price per unit and maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(4)	Calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

(5)	Represents the resale of shares of 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock issued by us in connection with our repurchase from CPEH Holdings Inc. (“CPEH”) of CPEH’s equity in our Crackle Plus subsidiary and the reimbursement of certain expenses incurred by CPEH in connection with the creation of Crackle Plus.

(6)	Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of the Series A preferred stock, as reported by the Nasdaq Global Market on June 10, 2021 ($27.64), in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $1,000,000,000 of the securities identified above from time to time in one or more offerings. The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

This registration statement also serves as a resale registration statement for the resale by the selling securityholder from time to time of up to 1,798,956 shares of our 9.75% Series A cumulative redeemable perpetual preferred stock held by the selling securityholder, as described more fully herein.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion	Dated June 11, 2021

$1,000,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS,
DEBT SECURITIES AND UNITS (For Issuance)

and

1,798,956 shares of 9.75% Series A cumulative redeemable
perpetual preferred stock

Offered by Selling Stockholder

We will offer and sell from time to time shares of common stock, shares of preferred stock, warrants, debt securities and/or units comprised of one or more of the other classes of securities offered hereby, at a maximum aggregate offering size not to exceed $1,000,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

This prospectus also covers an offering for resale by a selling securityholder of up to 1,798,956 shares of our 9.75% Series A cumulative redeemable perpetual preferred stock (“Series A preferred stock”) issued to the selling securityholder in connection with our repurchase of such holder’s equity interest in Crackle Plus LLC and the reimbursement of certain expenses incurred by selling securityholder in connection with the creation of Crackle Plus. All such shares of Series A preferred stock may be offered for resale or otherwise disposed of by the selling securityholder as set forth under the caption “Selling Securityholder” beginning on page 25 of this prospectus, including its pledgees, assignees, or successors-in-interest.

We will not receive any proceeds from the sale or other disposition of the Series A preferred stock by the selling securityholder.

The selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act. We will pay the expenses of registering the holder’s shares of Series A preferred stock for resale (including the selling stockholder’s legal fees, subject to an agreed cap), but all selling commissions and other similar expenses incurred by the selling securityholder will be paid by the selling securityholder.

Our Class A common stock is listed for trading on the Nasdaq Global Market under the symbol “CSSE,” our Series A Preferred Stock is listed for trading on the Nasdaq Global Market under the symbol “CSSEP,” and our 9.50% Notes Due 2025 (“2025 Notes”) are listed for trading on the Nasdaq Global Market under the symbol “CSSEN”. On June 9, 2021, the last reported sale prices of our Class A common stock, Series A preferred stock and 2025 Notes were $33.41, $28.22 and $26.50, respectively.

In addition to our Class A common stock, we have outstanding Class B common stock. Our Class B common stock is not publicly traded and it is controlled and beneficially owned by our chief executive officer. Holders of shares of Class A common stock and Class B common stock have substantially identical rights, except that holders of shares of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our charter. Each share of Class B common stock may be converted into a share of Class A common stock at any time at the election of the holder.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 19 in this prospectus, any prospectus supplements, and in our annual report on Form 10-K for the year ended December 31, 2020, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering size of up to $1,000,000,000. In addition, the selling securityholder may sell, in one or more offerings pursuant to this prospectus, up to an aggregate of 1,798,956 shares of our Series A preferred stock, as described in this prospectus.

This prospectus provides you with a general description of the securities we or the selling securityholder may offer. Each time we sell securities off of the “shelf”, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We and the selling securityholder have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us or the selling securityholder. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

CERTAIN CORPORATE INFORMATION AND DEFINITIONS

Our company, Chicken Soup for the Soul Entertainment, Inc., is referred to in this prospectus as “CSSE,” the Company,” or “we” or similar pronouns. References to:

•	“CSS Productions” means Chicken Soup for the Soul Productions, LLC, our immediate parent;

•	“CSS” means Chicken Soup for the Soul, LLC, our intermediate parent company;

•	“CSS Holdings” means Chicken Soup for the Soul Holdings, LLC, the parent company of CSS and our ultimate parent company;

•	“Screen Media” means Screen Media Ventures, LLC, a wholly owned subsidiary of CSSE;

•	“A Plus” means A Sharp Inc. (d/b/a A Plus), a wholly owned subsidiary of CSSE;

•	“Pivotshare” means Pivotshare, Inc., a wholly owned subsidiary of CSSE;

•	“Crackle Plus” means Crackle Plus, LLC, a wholly owned subsidiary of CSSE which was originally formed by CSSE and CPE Holdings, Inc. (an affiliate of Sony Pictures Television Inc.);

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•	“Landmark Studio Group” means Landmark Studio Group, a majority owned subsidiary of CSSE;

•	“Halcyon Television” means Halcyon Television LLC, a wholly owned subsidiarity of CSSE;

•	“Halcyon Studios” mean Halcyon Studios LLC, a majority owned subsidiary of Halcyon Television: and

•	“CSS AVOD” means CSS AVOD Inc., a majority owned subsidiary of CSSE.

We and our subsidiaries and affiliates have proprietary rights to the trademarks and trade names used herein, including, among others, Chicken Soup for the Soul®, Crackle®, Popcornflix.com®, Popcornflix Kids®, Truli®, and FrightPix®. Solely as a matter of convenience, trademarks and trade names referred to herein may or may not be accompanied with the marks of “TM” or “®”, however, the absence of such marks is not intended to indicate that the Company or its affiliates or subsidiaries will not assert, to the fullest extent possible under applicable law, their respective rights to such trademarks and trade names.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” below and appearing elsewhere in our annual report on Form 10-K for the year ended December 31, 2020, our quarterly report on Form 10-Q for the quarter ended March 31, 2021, and in those described in documents incorporated by reference herein filed by us from time to time, and those described in any applicable prospectus supplement.

Overview

Chicken Soup for the Soul Entertainment, Inc. is a leading streaming video-on-demand (VOD) company. We operate Crackle Plus, a portfolio of ad-supported and subscription-based VOD streaming services, as well as Screen Media, Halcyon Television, and a number of affiliates that collectively enable us to acquire, produce, co-produce and distribute content, including our original and exclusive content, all in support of our streaming services.

Crackle Plus is comprised of unique networks, each delivering popular and original premium content focused on different themes such as family, kids, horror and comedy. Crackle Plus brands include Crackle, among the most watched ad-supported independent VOD networks, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. As of March 31, 2021, Crackle Plus served more than 30 million monthly active visitors through many distribution platforms including Roku, Amazon Fire, Vizio and others. These visitors viewed content produced through our various television production affiliates, acquired by Screen Media, or licensed from Sony Pictures Television (SPT), Lionsgate, Paramount, Fox, Warner Brothers and more than 100 other production and distribution companies. For the period ended March 31, 2021, viewers of Crackle Plus networks have access to more than 10,800 films and 22,000 episodes of licensed or company-owned original or exclusive programming. Additionally, the Company’s original and exclusive programming made up approximately 18.4% of total ad impressions served in 2020.

Screen Media manages one of the industry’s largest independently owned television and film libraries consisting of approximately 1,350 feature films and 275 episodes of television programming. Screen Media also acquires between 10 and 20 new films each year. Screen Media provides content for the Crackle Plus portfolio and also distributes its library to other exhibitors and third-party networks to generate additional revenue and operating cash flow.

Halcyon Television, our company’s new subsidiary, manages the extensive film and television library recently acquired from Sonar Entertainment. This library is distributed by Screen Media. The library contains more than 1,000 titles, and 4,000 hours of programming, ranging from classics, including The Little Rascals, Laurel & Hardy and Blondie (produced by Hal Roach Studios), to acclaimed epic event mini-series such as Lonesome Dove and Dinotopia. Our Halcyon library titles have received 446 Emmy Award nominations, 105 Emmy Awards and 15 Golden Globe Awards.  Halcyon Television, and its subsidiary, Halcyon Studios, are headed by David Ellender. Ellender and his team have developed, produced, financed and distributed shows such as The Shannara Chronicles (MTV/Netflix), Taboo (BBC/FX), The Son (AMC), Mr. Mercedes (DirecTV), Das Boot (Sky Europe), Hunters (Amazon Prime), Alien Xmas (Netflix) and Mysterious Benedict Society (Disney+). Halcyon Studios, a subsidiary of Halcyon Television, will continue developing and producing the current and future high-caliber content for all platforms across a broad spectrum in the U.S. and internationally.

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Chicken Soup for the Soul’s various television production activities are done through a number of affiliates including Landmark Studio Group, its Chicken Soup for the Soul Unscripted division, and APlus.com, which produce or co-produce original content for Crackle Plus and, occasionally, for other third-party networks.

We believe that we are the only independent ad-supported video-on-demand (AVOD) business with the proven capability to acquire, create and distribute original programming and that we have one of the largest libraries of valuable company-owned and third-party content. We believe this differentiation is important at a time of a major shift in consumer viewing habits as the growth in both availability and quality of high-speed broadband enables consumers to consume video content at any time on any device.

Since our inception in January 2015, our business has grown rapidly. For the three months ended March 31, 2021 and 2020, our net revenue was approximately $23.2 million and $13.2 million, respectively. Our Adjusted EBITDA for the three months ended March 31, 2021 and 2020 was $4.6 million and $2.0 million, respectively. For the full year 2020, our net revenue was $66.4 million, as compared to the full year 2019 net revenue of $55.4 million. This increase was primarily due to the strong performance of Screen Media and the full year inclusion of the Crackle Plus network to our business (acquired May 2019). We had net losses of approximately $44.6 million in 2020, as compared to net losses of $35.0 million in 2019. Our 2020 Adjusted EBITDA was approximately, $11.8 million, as compared to 2019 Adjusted EBITDA of $6.0 million. As described below in “Use of Non-GAAP Financial Measure”, we use Adjusted EBITDA as an important metric for the management of our business. We define Adjusted EBITDA as consolidated operating income (loss) adjusted to exclude interest, taxes, depreciation, amortization (including tangible and intangible assets), acquisition-related costs, consulting fees related to acquisitions, dividend payments, non-cash share-based compensation expense, and adjustments for other unusual and infrequent in nature identified charges, including transition related expenses. Adjusted EBITDA is not an earnings measure recognized by U.S. GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. We believe Adjusted EBITDA to be a meaningful indicator of our performance that management uses and believes provides useful information to investors regarding our financial condition and results of operations. The most comparable GAAP measure is operating income (loss).

According to industry projections, the U.S. market for AVOD network revenue is expected to increase from $26.6 billion in 2020 to $53.5 billion in 2025. At the same time, advertising spending on linear television networks is expected to decline as more viewers transition from pay television subscriptions to online video viewing. For these reasons, interest in the AVOD business model is increasing, evidenced by traditional linear network operators increasingly seeking to acquire or launch AVOD networks to maintain access to viewers making this transition. We believe AVOD networks will continue to grow rapidly, particularly as consumers seek affordable programming alternatives to multiple SVOD offerings.

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Our Strategy

In this environment we believe we are in a differentiated position. We identified the trends favoring growth of AVOD networks in 2015 and began building our offering in 2017, including the development of our original content production strategy. Our strategic objective is to build the premier ad-supported streaming network for both viewers and advertisers. In pursuing this goal, we believe we have the advantage of being unencumbered by the competing strategic choices and priorities of diversified media companies that own VOD networks and legacy linear television networks. We are singularly focused on building leading VOD networks that feature a range of mass-appeal and thematic programming options with a focus on original and exclusive content, and that employ innovation and data analytics to deliver more personalized viewing experiences and more engaging advertising. We are executing on this strategy in three ways:

•	Content – Cost-effectively grow our production business, our content library asset and our ownership of content rights.

o	Original & Exclusive programming. Our “originals and exclusives” focus, supported by our distribution and production business, is designed to distinguish our network brands among viewers. We are able to add to our existing broad base of content without the significant capital outlay of a traditional television or film studio by producing new originals at low cost through creative partnerships, such as our award-winning 2019 series Going from Broke, which recently completed production of and started airing its second season.

o	Expanding production capacity. We believe we can continue to build an attractive and cost-effective content development pipeline by expanding our production capacity through partnerships such as our majority owned subsidiary Landmark Studio Group, our wholly owned subsidiary, Halcyon Television, and majority owned subsidiary, Halcyon Studios, and by partnering with proven industry talent who prefer to work, at times, outside of the consolidated major studio industry, where, we believe it is increasingly difficult for this talent to control the creative process and ownership rights to their intellectual property.

o	Content acquisition and rights ownership. Through Screen Media, we will continue to acquire the rights to additional exclusive content. This strategy will reduce our reliance on content licensing, which will lead to lower costs of revenue and increased gross margin and provide us with wider distribution opportunities to generate additional revenue.

•	Advertising – Utilize existing technology and data to deliver innovative advertising formats and relevant ads that engage viewers.

o	Attractive audience. We believe we enjoy strong relationships with leading advertisers based on our demographic reach, our sales approach and our commitment to premium content and innovative, engaging ad formats. Our networks offer advertisers a desirable target audience: the average age of Crackle viewers is 33, compared to 58 for traditional broadcast networks, and 54 for advertising-supported cable networks. We estimate that 32% of our viewers fall in the 18-34 age demographic.

o	Diverse sales channels. To reach these viewers we employ a diverse and targeted advertising sales strategy, using multiple sales channels to provide us with optionality. Nearly 90% of our advertising revenues are derived from direct sales and local reseller agreements, which we believe give us greater margin contribution and control over our advertising avails than is possible with programmatic advertising.

o	Technology investment. As we grow our portfolio of networks, we are investing in the integration of advertising platform technology stacks and the growth of our sales force. We are also testing new advertising formats and technologies that drive user engagement and offer increased value to advertisers. For example, our “Jumbotron” format engages viewers immediately upon their entry to the Crackle app through video and sound, with premium ad placement in our “Spotlight Channel”. Our “FreeView” format offers viewers who select a title the option to watch one 30 to 60 second advertisement before starting the program, in exchange for an extended advertisement-free experience. “FreeView” has been demonstrated to drive higher user engagement with the placed advertisement and higher brand recall. As we execute on all of these initiatives, we believe we will be positioned to increase both overall advertising sales and ad insertion rates, firmly establishing our AVOD networks as a compelling option for advertisers compared to traditional linear broadcast or cable networks.

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•	Viewership – Grow distribution to gain new viewers and employ sophisticated data analytics to deliver more compelling experiences.

o	Content and Distribution. We exploit our increasing, exclusive access to quality programming to grow and retain viewers on our existing networks. To augment audience acquisition we have engaged in distribution arrangements with an increasing number of media platforms including Roku, Amazon Fire, Vizio, Samsung , LG and others. In the Spring of 2021, for example, our new distribution partnership with Vizio is starting to feature a “Crackle button” on a large number of new Vizio television remote controls to increase Crackle awareness and guide viewers to our leading AVOD network.

o	New Genre-specific Networks. As we grow our content libraries, we are also continuously evaluating opportunities to create new thematic networks that focus on certain genres and types of programming and we expect these networks to deliver more targeted advertising opportunities to marketers. We are also actively evaluating opportunities to acquire additional AVOD networks that can accelerate our path to even greater scale.

o	Personalized Viewer Experiences. As we grow viewership and as our networks progress, we are gathering a growing amount of data on what our viewers watch and also how they engage with advertising. We are increasingly investing in capabilities to manage and analyze our data with the goal of better personalizing viewer experiences and enabling targeted advertising. Over time, by combining this effort with continued innovation in user interfaces, we may consolidate our general entertainment and themed AVOD offerings into a single AVOD network with multiple channels, in a format similar to current subscription VOD networks.

Operations

We own and operate Crackle Plus, one of the largest AVOD companies in the United States, consisting of a portfolio of unique AVOD networks (including the widely visited AVOD network, Crackle), and a targeted SVOD network. Through our Crackle Plus networks, consumers have access to our library of original and exclusive content. Our networks are widely distributed across all digital platforms and can be watched on connected TVs, smartphones, tablets, gaming consoles and the web. We generate advertising revenues primarily by serving video advertisements to our streaming viewers and, to a lesser extent, subscription revenue from consumers. Our Crackle Plus networks include:

•	Crackle – Crackle is a leading, free to use video entertainment network featuring full length movies, TV shows and original programming. Crackle is routinely ranked among the most popular ad-supported general entertainment VOD networks. We assumed control of the operations of Crackle in 2019 through our joint venture with SPT and acquired full control of the network in January 2021.

•	PopcornFlix – PopcornFlix has an extensive footprint with apps available on 11 platforms in the U.S. and in 44 countries including the United Kingdom, Canada, Australia, Germany, France, and Singapore. Under the PopcornFlix brand, we also operate a series of direct-to consumer advertising supported channels focused on various genres. PopcornFlix can be found on the web, iPhones and iPads, Android products, Roku, Xbox, Amazon Fire, Apple TV, Chromecast and Samsung and Panasonic internet connected televisions, among devices.

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•	FAST Networks – In 2020, we began to create linear free advertising supported streaming television (“FAST”) networks for certain of the platforms we have AVOD networks on including Plex, Vizio , Samsung, Xumo and others. We see these networks as a way to increase the ad impressions we generate with our content library as well as a way to efficiently market the breadth of the content that is available on our AVOD networks. We expect to create more of these FAST networks in 2021.

We also sell advertising for other networks in order to aggregate a greater number of ad impressions for our advertising customers. In 2020, these networks included Funimation and CrunchyRoll. We recently entered into an agreement with Plex to sell ads on their behalf as well.

We also own and operate Screen Media, Halcyon Television, Halcyon Studios, Landmark Studio Group, and a number of affiliates that collectively enable us to acquire, produce, co-produce and distribute content, including our original and exclusive content, all in support of our streaming services.

The primary purpose of Screen Media and our television production affiliates is to provide our Crackle Plus VOD networks with original and exclusive programming. In addition, Screen Media’s ability to distribute acquired or company-produced films and television series enables us to further monetize programming on a cost advantaged basis. Through our Screen Media subsidiary, we maintain license agreements to distribute our content across all media, including theatrical, home video, pay-per-view, free, cable, pay television, VOD, mobile and new digital media platforms worldwide. We own the copyright or long-term distribution rights to approximately 2,077 feature films and 2,100 television episodes, representing one of the largest independently owned libraries of filmed entertainment in the world.

Through Screen Media, our cable and satellite VOD distribution agreements include those with DirecTV, Cablevision (Altice USA), Verizon and In Demand (owned by Comcast, Charter and Time Warner Cable). Our Internet VOD distribution agreements include those with Amazon, iTunes, Samsung, YouTube, Hulu, Xbox, Netflix, Sony, and Vudu, among others. We also expanded our international distribution capabilities in 2020.

We produce content utilizing the Chicken Soup for the Soul brand, together with our management’s industry experience and expertise, to generate revenue through the production and distribution of video content with sponsors. Since we seek to have both the committed funding and contractually agreed upon production costs for our video content prior to moving forward with a project, we have high visibility into the profitability of a particular project before committing to proceed with such project. In addition, we take limited financial risk on developing our projects.

We operate a low-cost content production strategy by partnering with brand sponsors, utilizing tax credits and pre-selling rights to various media companies in order to mitigate our financial risk on project development. Doing so allows us to secure committed funding and production capabilities for our original video content prior to moving forward with a project. This provides us with high visibility into the profitability of a particular project before committing to proceed with such projects. Completed projects provide Crackle Plus with original content while providing the Company with additional distribution revenue opportunities. As part of this strategy, Landmark Studio Group, which develops, produces, distributes and owns the intellectual property it creates, is building a valuable library. The studio is independent, having the ability to sell its content to any network or platform, while also developing and producing original content for Crackle Plus. Landmark Studio Group controls all worldwide rights and distributes those rights exclusively through Screen Media.

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Halcyon Television manages the extensive film and television library recently acquired from Sonar Entertainment. Halcyon Studios develops and produces high-caliber content for all platforms across a broad spectrum in the U.S. and internationally.

Recent Developments

On April 8, 2021, we entered into an asset purchase agreement (“Asset Purchase Agreement”) by and among our company, Halcyon Television, and with respect to certain provisions, Parkside Entertainment Inc., a Canadian company (“Parkside” and, collectively with us and Halcyon Television, the “CSSE Buyer”), on the one hand, and Sonar Entertainment Inc. (“SEI”) and the direct and indirect subsidiaries of SEI identified in the Asset Purchase Agreement (collectively, “Sonar”), on the other hand. On May 21, 2021, pursuant to the Asset Purchase Agreement, the CSSE Buyer purchased the principal assets of Sonar. Parkside separately purchased the outstanding equity of Sonar Canada Inc.

Sonar is an award-winning independent television studio that owns, develops, produces, finances and distributes content for global audiences. Sonar, headquartered in Los Angeles with operations in Toronto and London, has produced television series such as Hunters, Taboo, Alien Xmas, The Mysterious Benedict Society, Saints, Manson, Lonesome Dove, and Dinotopia. The projects have shown strong market appeal and star well-known talent such as Al Pacino, Ridley Scott, Pierce Brosnan, and more. Sonar has projects in the development pipeline that are scheduled to begin production this year, with anticipated distribution on networks such as Hulu, Fox, Amazon Prime Video, FX, and BBC ONE.

We believe that our acquisition of the Sonar assets accelerates our strategy to build the leading independent AVOD streaming service in four key ways:

·	expanding our original television content development pipeline;

·	improving margins by increasing our IP rights ownership;

·	accelerating our ability to launch the Chicken Soup for the Soul branded AVOD network; and

·	providing a faster path to growing our international television production and distribution activities.

Pursuant to the Asset Purchase Agreement, the CSSE Buyer purchased assets from Sonar (the “Purchased Assets”), including all of Sonar’s existing video content libraries, development slates, licenses and distribution contracts, and other assets related to Sonar’s businesses, including all of Sonar’s copyrights, trademarks and accounts receivable (“Accounts Receivable”). The equity interests owned by Sonar Entertainment, Inc. in its wholly owned subsidiary, Sonar Canada Inc. (“Sonar Canada”), were sold directly to Parkside. CSSE Buyer assumed only the obligations of Sonar that relate to the ownership and operation of the Purchased Assets on and after the closing on May 21, 2021. The Purchased Assets did not include certain assets of Sonar identified in the Asset Purchase Agreement as “Excluded Assets,” including certain claims and actions, insurance policies, employment agreements and cash.

In consideration for the Purchased Assets, the CSSE Buyer paid to Sonar an initial cash purchase price of $18,902,000 and from time to time will be required to pay additional purchase price based on the performance of the Purchased Asset.. In addition, Parkside paid Sonar separate cash consideration for the Sonar Canada Interests.

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During the 18-month period following the closing, the CSSE Buyer has the right (the “Buyout Option”), exercisable upon written notice to Sonar during such period, to buy out all future entitlements (i.e., additional purchase price and other entitlements not yet due and payable to Sonar as of the date of such notice) in exchange for a one-time payment to Sonar as prescribed by the APA.

In connection with the transaction, we formed a new subsidiary, CSS AVOD Inc. (“CSS AVOD”), and issued shares (“CSS AVOD Shares”) of common stock, representing 5% of the after-issued equity of CSS AVOD, to MidCap Financial Trust (“MidCap”), the agent and lender of our Credit Agreement (defined below). At any time during the three-year period immediately following the 18-month anniversary of the closing (such three-year period, the “Put Election Period”), MidCap shall have the right upon 60 days’ prior written notice (“Put Notice”) to CSSE to require CSSE to purchase such CSS AVOD Shares for $11.5 million (“Put Election”).

Certain of the Purchased Assets, including the Current TV Contracts (as defined in the Asset Purchase Agreement) but not any other Project Assets related to the Current TV Projects (as defined in the Asset Purchase Agreement) other than the Current TV Project entitled “Mr. Mercedes”, Library Accounts Receivable (as defined in the Asset Purchase Agreement), and the contracts pursuant to which they are payable and the Library (as defined in the Asset Purchase Agreement) and Project Assets related thereto (including any such assets owned by Sonar Canada or its subsidiaries) and the proceeds of the foregoing (each as defined in the Asset Purchase Agreement), remain subject to certain liens in favor of MidCap for itself and other lenders under a credit facility it has provided to Sonar. MidCap’s lien on the Library Accounts Receivable shall terminate on the date that 100% of same has been collected and additional purchase price payments payable in respect thereof have been paid by CSSE Buyer pursuant to the Asset Purchase Agreement. MidCap’s lien on the Library and Project Assets shall terminate on the earlier of (a) if the Put Election is timely made, receipt by MidCap (or its assignee) of the put purchase price and (b) solely if no Put Election has been made, 180 days following the 18-month anniversary of the closing.

CSSE Buyer has agreed that so long as MidCap’s liens remain effective, CSSE Buyer shall abide by certain covenants, including maintaining the Library and using commercially reasonable efforts to collect amounts due from third parties under the contracts comprising a part of the Purchased Assets.

On May 21, 2021, in connection with the closing of the Sonar asset acquisition, we and certain of our subsidiaries (collectively referred to herein as the “Borrowers”) entered into a credit, security and guaranty agreement (“Credit Agreement”) with MidCap as agent and a lender.

The Credit Agreement provides the Borrowers with revolving loans in an aggregate principal amount not to exceed $20,000,000 (“Revolving Loan Commitment”) at any time outstanding (the “Loans”). On the closing date, Borrowers made an initial draw down on the Loans of approximately $18.3 million. Under certain circumstances, the Revolving Loan Commitment may be increased to $30 million. The availability under the Loans at any time is subject to the Borrowing Base, which is equal to 85% of the Eligible Accounts (the accounts receivable of the Borrowers’ qualified under the terms of the Credit Agreement) minus the sum of all Reserves.

The proceeds of the Loans were or will be used by us for funding part of the Sonar asset acquisition. The Loans are secured by the Borrowers’ accounts receivable and the contracts underlying such accounts receivable, and other related assets, but not intellectual property.

The Loans bear interest at the sum of the LIBOR Rate plus 4% per annum. Interest on the Loans is payable in arrears on the first day of each month and on the maturity of the Loans. The Borrowers shall pay a fee in an amount equal to (i) (A) the Revolving Loan Commitment minus (B) the average daily balance of the sum of the outstanding Loans during the preceding month multiplied by (ii) 0.50% per annum. Such fee is to be paid monthly in arrears on the first day of each month. The Borrowers shall also pay certain minimum balance fees, if applicable, and collateral management, audit, and other fees, as prescribed by the Credit Agreement. Concurrently with the initial borrowing under the Credit Agreement, the Borrowers paid to MidCap, as agent to the several lenders, a total of $241,449, including $41,449 for certain diligence fees, and an origination fee of $200,000.

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The Borrowers may borrow, repay and reborrow under the Loans prior to the maturity date, subject to the terms, provisions and limitations set forth in the Credit Agreement. The Credit Agreement and other loan documents contain customary representations and warranties and affirmative and negative covenants. Under the Credit Agreement, Borrower is required to maintain minimum liquidity in the form of Borrowing Base availability or, as may be agreed by Agent, cash on hand in an aggregate amount of not less than $6,000,000.

A description of the asset purchase and a summary of the principal terms of the Asset Purchase Agreement is contained in our Current Reports on Form 8-K filed with the Commission on April 9, 2021 (“April 2021 8-K”) and May 27, 2021 (“May 2021 8-K”), as amended on June 11, 2021. A copy of the Asset Purchase Agreement was filed as Exhibit 2.1 to the April 2021 8-K. A summary of the Credit Agreement is contained in the May 2021 8-K and a copy of the Credit Agreement was filed as Exhibit 10.1 thereto.

The results of operations of Sonar’s operations will be included in our consolidated statements of operations as of the closing of the transactions. Required financial statements, including applicable pro forma financial statements related to the Sonar assets were filed as part of the amendment to the May 2021 8-K on June 11, 2021.

The transaction was structured to ensure that Sonar Canada’s operations will continue to meet applicable Canadian control regulatory requirements in relation to television and film production companies, to the continued benefit of the Canadian ad film production industry.

Competition

We are in a highly competitive business. The market for streaming entertainment is rapidly changing. We face competition from companies within the entertainment business and from alternative forms of leisure entertainment, such as travel, sporting events, outdoor recreation, video games, the internet and other cultural and computer-related activities. We compete for viewers and programming with much larger companies which have significant resources and brand recognition, including dominant video on demand providers such as Netflix, HBO Max, Hulu, Amazon Prime Video, Disney Plus, Paramount Plus, Fox, and major film and television studios. We also compete with numerous independent motion picture and television distribution and production companies, television networks, pay television systems and online media platforms for viewers, subscribers, and the services of performing artists, producers and other creative and technical personnel and production financing, all of which are essential to the success of our businesses.

In addition, our video content competes for media outlet and audience acceptance with video content produced and distributed by other companies. As a result, the success of any of our video content is dependent not only on the quality and acceptance of a particular production, but also on the quality and acceptance of other competing video content available in the marketplace at or near the same time.

Given such competition, and our stage of development, we emphasize a lower cost structure, risk mitigation, reliance on financial partnerships and innovative financial strategies. We rely on our flexibility and agility as well as the entrepreneurial spirit of our employees, partners and affiliates, in order to provide creative, desirable video content.

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Intellectual Property

We are party to a license agreement (the “CSS License Agreement”) with our parent company, CSS, through which we have been granted the perpetual, exclusive, worldwide license by CSS to exclusively exhibit, produce and distribute video content using the Chicken Soup for the Soul brand and related content, such as stories published in the Chicken Soup for the Soul books. Chicken Soup for the Soul and related names are trademarks owned by CSS. We have the proprietary rights (including copyrights) in all company-produced content and believe the Brand provides a competitive advantage in attracting advertisers and entertainment talent. As a result of the acquisitions of Screen Media, Pivotshare, Crackle, Sonar and other smaller libraries, companies and assets, we now own copyrights or global long-term distribution rights and AVOD rights to approximately 11,300 films and 24,000 television episodes.

We rely on a combination of copyright, trademark, trade secret laws, confidentiality procedures, contractual provisions and other similar measures to protect our proprietary information and intellectual property rights. Our ability to protect and enforce our intellectual property rights is subject to certain risks and from time to time we encounter disputes over rights and obligations concerning intellectual property, which are described more fully in the section of our annual report on Form 10-K for the year ended December 31, 2020 entitled “Risk Factors.”

Human Capital Management

At Chicken Soup for the Soul Entertainment, we aim to bring out the best of our employees and consultants. We are committed to developing our employees and encourage and facilitate the development of our employees through our People Operations department. We depend on a highly educated and skilled workforce. We seek to advance a diverse, equitable and inclusive work environment for all employees. Our ability to attract, develop and retain the best talent, is critical for us to execute our strategy and grow our businesses.

As of March 31, 2021, we had 108 direct employees. The services of certain personnel, including our chairman and chief executive officer, vice chairman and chief strategy officer, our senior brand advisor and director, and chief financial officer, among others, are provided to us under the Management Services Agreement dated May 12, 2016, between us and CSS (“CSS Management Agreement”). We also utilize many consultants in the ordinary course of our business and hire additional personnel on a project-by-project basis. We believe that our employee and labor relations are good, and we are committed to inclusion and strict policies and procedures to maintain a safe work environment. We have taken measures to protect our workforce in response to the COVID-19 pandemic, including allowing employees to work from home when possible and implementing safety protocols to support our employees required to work onsite.

We value our employees and invest in them and their communities. Recently, we joined a growing group of companies working with Good Today to enable our employees to participate in supporting non-profit organizations to support initiatives that have a positive global impact.

Corporate Information

We are a Delaware corporation formed on May 4, 2016. CSS Productions, our predecessor and immediate parent company, was formed in December 2014 by CSS, and initiated operations in January 2015. We were formed to create a discrete entity focused on video content opportunities using the Brand. In May 2016, pursuant to the terms of the contribution agreement among CSS, CSS Productions and the Company, all video content assets owned by CSS, CSS Productions and their CSS subsidiaries were transferred to the Company in consideration for its issuance to CSS Productions of 8,600,568 shares of the Company’s Class B common stock. Thereafter, CSS Productions’ operating activities ceased, and the Company continued the business operations of producing and distributing the video content.

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Our address is 132 East Putnam Avenue, Floor 2W, Cos Cob, CT 06807. Our telephone number is (855) 398-0443, and our website address is https://www.cssentertainment.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

Use of Non-GAAP Financial Measure

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We use a non-GAAP financial measure to evaluate our results of operations and as a supplemental indicator of our operating performance. The non-GAAP financial measure that we use is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Due to the significance of non-cash and non-recurring expenses recognized for the three months March 31, 2021 and 2020, and the likelihood of material non-cash, non-recurring, and acquisition related expenses to occur in future periods, we believe that this non-GAAP financial measure enhances the understanding of our historical and current financial results as well as provides investors with measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. Further, we believe that Adjusted EBITDA enables our board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. We believe this measure is an important indicator of our operational strength and performance of our business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. We believe it helps improve investors’ ability to understand our operating performance and makes it easier to compare our results with other companies that have different capital structures or tax rates. In addition, we believe this measure is also among the primary measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to other companies in our industry.

The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual, infrequent or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, our actual operating results included in our condensed consolidated financial statements.

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We define Adjusted EBITDA as consolidated operating income (loss) adjusted to exclude interest, taxes, depreciation, amortization (including tangible and intangible assets), acquisition-related costs, consulting fees related to acquisitions, dividend payments, non-cash share-based compensation expense, and adjustments for other unusual and infrequent in nature identified charges, including transition related expenses. Adjusted EBITDA is not an earnings measure recognized by U.S. GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. We believe Adjusted EBITDA to be a meaningful indicator of our performance that management uses and believes provides useful information to investors regarding our financial condition and results of operations. The most comparable GAAP measure is operating income (loss).

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;

•	Adjusted EBITDA does not reflect the effects of preferred dividend payments, or the cash requirements necessary to fund;

•	Although amortization and depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such future replacements;

•	Adjusted EBITDA does not reflect the effects of the amortization of our film library, which include cash and non-cash amortization of our initial film library investments, participation costs and theatrical release costs;

•	Adjusted EBITDA does not reflect the impact of stock-based compensation upon our results of operations;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect our income tax expense (benefit) or the cash requirements to pay our income taxes;

•	Adjusted EBITDA does not reflect the impact of acquisition related expenses; and the cash requirements necessary;

•	Adjusted EBITDA does not reflect the impact of other non-recurring, infrequent in nature and unusual income and expenses; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

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•	In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation.

Reconciliation of Historical GAAP Net Income as reported to Adjusted EBITDA

The following tables present a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, for the periods presented:

	Three Months Ended March 31,
	2021	2020
Net loss available to common stockholders	$(9,193,381)	$(11,427,380)
Preferred dividends	2,253,385	974,272
Provision for income taxes	14,000	49,000
Other taxes	84,493	53,411
Interest expense(a)	1,087,944	329,125
Film library and program rights amortization(b)	6,928,667	2,494,832
Share-based compensation expense(c)	231,844	244,835
Acquisition-related costs(d)	—	98,926
Reserve for bad debt and video returns	694,212	1,721,595
Amortization and depreciation(e)	1,621,360	5,204,728
Other non-operating income, net(f)	(570)	(6,438)
Transitional expenses(g)	—	2,113,469
All other nonrecurring costs	840,050	186,948
Adjusted EBITDA	$4,562,004	$2,037,323

(a)	Includes amortization of deferred financing costs of $98,889 and $10,152 for the three months ended March 31, 2021 and 2020, respectively.

(b)	Represents amortization of our film library, which include cash and non-cash amortization of our film library investments, participation costs and theatrical release costs as well as amortization for our acquired program rights.

(c)	Represents expense related to common stock equivalents issued to certain employees and officers under our Long-Term Incentive Plan. In addition to common stock grants issued to employees, non-employee directors and third-party consultants.

(d)	Represents aggregate transaction-related costs, including legal fees, accounting fees, investment advisory fees and various consulting fees.

(e)	Includes depreciation and amortization of intangibles, property and equipment and amortization of technology expenditures included in cost of revenue.

(f)	Other non-operating income is primarily comprised of interest income earned on cash deposits.

(g)	Represents transitional related expenses primarily associated with the Crackle Plus business combination and our strategic shift related to our production business. Costs include non-recurring payroll, redundant non-recurring technology costs and other transitional costs.

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	Year Ended December 31,
	2020	2019
Net loss available to common stockholders	$(44,552,353)	$(34,976,816)
Preferred dividends	4,142,376	3,304,947
Provision for income taxes	99,000	585,000
Other taxes	312,600	460,205
Interest expense(a)	2,222,106	811,017
Film library and program rights amortization(b)	23,563,772	10,683,227
Share-based compensation expense(c)	1,131,515	1,061,926
Acquisition-related costs(d)	98,926	3,968,289
Expense for bad debt and video returns	3,384,584	2,669,699
Amortization and depreciation(e)	17,317,247	13,293,279
Other non-operating income, net(f)	(6,254,205)	(40,191)
Loss on extinguishment of debt	169,219	350,691
Impairment of content assets(g)	3,973,878	—
Transitional expenses(h)	4,353,345	3,505,855
All other nonrecurring costs	1,789,569	276,400
Adjusted EBITDA	$11,751,579	$5,953,528

(a).	Includes amortization of deferred financing costs of $131,790 and $82,400 for the years ended December 31, 2020 and 2019, respectively.

(b).	Represents amortization of our film library, which include cash and non-cash amortization of our initial film library investments, participation costs and theatrical release costs as well as amortization for our acquired program rights.

(c).	Represents expense related to common stock equivalents issued to certain employees and officers under our Long-Term Incentive Plan. In addition to common stock grants issued to employees, non-employee directors and third-party consultants.

(d).	Represents aggregate acquisition-related costs, including legal fees, accounting fees, investment advisory fees and various consulting fees.

(e).	Includes depreciation and amortization of intangibles, property and equipment and amortization of technology expenditures included in cost of revenue.

(f).	Other non-operating income is primarily comprised of various extinguished liabilities as part of a settlement, see Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2020 for further detail.

(g).	Represents impairment charges related to our content assets, comprised of program and film library assets.

(h).	Represents transitional related expenses primarily associated with the Crackle Plus business combination and our strategic shift related to its production business. Costs include non-recurring payroll, redundant non-recurring technology costs and other transitional costs.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As long as we are an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

•	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

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•	Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

•	Reduced disclosure obligations regarding executive compensation; and

•	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may remain an “emerging growth company” until as late as December 31, 2022, the fiscal year-end following the fifth anniversary of the completion of our initial public offering, though we may cease to be an emerging growth company earlier under certain circumstances, including if (a) we have more than $1 billion in annual gross revenue in any fiscal year, (b) the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 or (c) we issue more than $1 billion of non-convertible debt over a three-year period.

The Securities We May Offer

We may offer up to $1,000,000,000 of common stock, preferred stock, warrants, debt securities and/or units comprised of one or more of the foregoing classes of securities, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We have two classes of common stock which are substantially identical, except that the holders of Class A common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and the holders of Class B common stock are entitled to ten votes for each share. Subject to any preferential rights of any outstanding preferred stock, holders of our Class A and Class B common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our Class A and Class B common stock would be entitled to share ratably in our net assets legally available for distribution to stockholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred stock. The Class A common stock is listed for trading on the Nasdaq Global Market under the symbol “CSSE.”

Preferred Stock

We have one class of preferred stock outstanding, our Series A preferred stock. The Series A preferred stock has been assigned a rating of “BBB(-)” by Egan-Jones Ratings Co. See “Description of Capital Stock – Series A Preferred Stock—Credit Rating of our Series A Preferred Stock”. The Series A preferred stock is listed for trading on the Nasdaq Global Market under the symbol “CSSEP.”

Commencing on June 27, 2023, we may redeem, at our option, the Series A preferred stock, in whole or in part, at a cash redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. Prior to June 27, 2023, upon a Change of Control, as defined in this prospectus, we may redeem, at our option, the Series A preferred stock, in whole or part, at a cash redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including the redemption date. The Series A preferred stock has no stated maturity, will not be subject to any sinking fund or other mandatory redemption, and will not be convertible into or exchangeable for any of our other securities. Holders of the Series A preferred stock generally will have no voting rights except for certain limited voting rights in circumstances where dividends payable on the outstanding Series A preferred stock are in arrears for eighteen or more consecutive or nonconsecutive monthly dividend periods. See “Description of Capital Stock – Series A Preferred Stock” for more information.

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We will be restricted in our ability to issue or create any class or series of capital stock ranking senior to the Series A preferred stock with respect to dividends or distributions, so long as the Series A preferred stock is outstanding, unless holders of at least 66.67% of the then outstanding Series A preferred stock consent to same. Subject to such limitations, our preferred stock will have such designations, rights and preferences as may be determined from time to time by our board of directors, without stockholder approval. We have summarized some of the general terms and provisions of the preferred stock that we may issue in “Description of Capital Stock.” A prospectus supplement will describe the particular terms of any series of preferred stock offered from time to time and may supplement or change the terms outlined below.

Warrants

We have outstanding:

•	542,247 Class W Warrants sold by us in private placements consummated prior to our initial public offering, each of which entitles the holder thereof to purchase one share of our Class A common stock for $7.50 through June 30, 2023;

•	175,113 Class Z Warrants sold by us in private placements consummated prior to our initial public offering, each of which entitles the holder thereof to purchase one share of our Class A common stock for $7.50 through June 30, 2024;

•	Class I Warrant issued by us to CPEH in connection with the formation of Crackle Plus and our purchase of the assets of Crackle from CPEH and certain affiliates thereof, which entitles the holder thereof to purchase 800,000 shares of our Class A common stock for $8.13 per share through May 14, 2024;

•	Class II Warrant issued by us to CPEH in connection with the formation of Crackle Plus and our purchase of the assets of Crackle from CPEH and certain affiliates thereof, which entitles the holder thereof to purchase 1,200,000 shares of our Class A common stock for $9.67 per share through May 14, 2024;

•	Class III-A Warrant issued by us to CPEH in connection with the formation of Crackle Plus and our purchase of the assets of Crackle from CPEH and certain affiliates thereof, which entitles the holder thereof to purchase 380,000 shares of our Class A common stock for $11.61 per share through May 14, 2024; and

•	Class III-B Warrant issued by us to CPEH in connection with the formation of Crackle Plus and our purchase of the assets of Crackle from CPEH and certain affiliates thereof, which entitles the holder thereof to purchase 1,620,000 shares of our Class A common stock for $11.61 per share through May 14, 2024.

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other class of security offered hereby. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time and may supplement or change the terms outlined below. We anticipate listing our Class W Warrants and Class Z Warrants on the OTC Markets in the relatively near term.

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Debt Securities

On July 17, 2020, the Company completed an underwritten public offering of $21,000,000 aggregate principal amount of its 9.50% Notes due 2025 (the “July Notes”), pursuant to an Underwriting Agreement, dated as of July 13, 2020, between the Company and Ladenburg Thalmann & Co. Inc., as representative of the underwriters. On August 5, 2020, the Company sold an additional $1,100,000 of July Notes pursuant to the partial exercise of the overallotment option. The July Notes were issued under a base indenture and a supplemental indenture, each dated as of July 17, 2020 (the “Base Indenture” and “Supplemental Indenture,” respectively, and together, the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The July Notes bear interest from July 17, 2020 at the rate of 9.50% per annum, payable every March 31, June 30, September 30, and December 31, and at maturity, beginning September 30, 2020. The July Notes mature on July 31, 2025.

On December 22, 2020, the Company completed an underwritten public offering of $9,387,750 aggregate principal amount of 9.50% Notes due 2025 (the “December Notes”, and together with the July Notes, the “2025 Notes”) pursuant to an Underwriting Agreement, dated as of December 17, 2020, between the Company and Ladenburg Thalmann & Co. Inc., as representative of the underwriters. On December 29, 2020, the Company sold an additional $1,408,150 of December Notes pursuant to the underwriters’ partial exercise of the overallotment option. The December Notes are a further issuance of, rank equally in right of payment with, and form a single series for all purposes under the Indenture with the July Notes.

The 2025 Notes have been assigned a rating of BBB by Egan-Jones Ratings Co. See “Description of our 202f Notes—Rating of the 2025 Notes”. The 2025 Notes are listed for trading on the Nasdaq Global Market under the symbol “CSSEN.”

We may offer any combination of senior debt securities or subordinated debt securities pursuant to the registration statement of which this prospectus forms a part. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. We have summarized some of the general terms and provisions of the units that we may issue in “Description of Units.” A prospectus supplement will describe the particular terms of any units offered from time to time and may supplement or change the terms outlined below.

Securities the Selling Securityholders May Offer

The selling securityholder may sell, in one or more offerings pursuant to the registration statement of which this prospectus forms a part, up to an aggregate of 1,798,956 shares of our Series A preferred stock issued to the selling securityholder in connection with our repurchase of such holder’s equity in Crackle Plus and the reimbursement of certain expenses incurred by the selling securityholder in connection with the creation of Crackle Plus. We will not receive any proceeds from the sale by the selling securityholder of such securities.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020, and our subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Relating to Our Recent Acquisition of Assets from Sonar Entertainment

We may not be able to efficiently integrate the assets acquired from Sonar Entertainment into our operations.

We need to integrate the film libraires, distribution arrangements and other assets we acquired from Sonar Entertainment into our existing operations and across our platforms. These activities will require some time and involve dedication of various resources of our company that would typically be dedicated to our existing operations. These integration efforts may accordingly adversely affect our other operations to the extent such efforts take resources or attention away from our other operations. We also may not realize the operational or financial gains from the Sonar Entertainment assets that we anticipated when originally determining to acquire such assets.

We may have material financial obligations related to the purchase of the Sonar Entertainment assets.

If we are required to repurchase the CSS AVOD Shares upon a Put Election, we will be required to pay $11.5 million in cash for the repurchase of the 5% equity interest in CSS AVOD issued in connection with the Sonar transaction. This obligation could place a material strain on our cash position, and could require us to finance such payment through the issuance of debt or equity. Such financing resources may not be available to us at the time we require it, or could require us to borrow capital, or issue equity to raise capital, on terms that are not favorable to us. In addition, any issuance of equity could be dilutive to our then existing stockholders.

Certain of the assets we acquired from Sonar Entertainment have first priority liens on them, which encumber such assets and places certain limitations on such assets.

Certain of the assets we acquired from Sonar Entertainment and the related contracts and the proceeds of the foregoing remain subject to certain liens in favor of MidCap for itself and other lenders under a credit facility it had previously provided to Sonar Entertainment. These liens will terminate upon our collection of the existing accounts receivable of Sonar Entertainment. Under the terms of the asset purchase, we have agreed that, so long as MidCap’s liens remain effective, we shall abide by certain covenants, including maintaining these assets and using commercially reasonable efforts to collect amounts due from third parties under the contracts comprising part of such assets. In addition, in connection with the closing of the Sonar Entertainment assets, we and certain of our subsidiaries entered into the Credit Agreement with MidCap, which also places liens on our accounts receivables. Any event of default under the Credit Agreement that is not cured or waived could have a material adverse effect on our company, our assets and operations.

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Risks Relating to the Offering by the Selling Securityholders

Sales of substantial amounts of our Series A preferred stock by the selling securityholder, or the perception that these sales could occur, could adversely affect the price of our securities.

The sale by the selling securityholder of a significant number of shares of our Series A preferred stock, or the perception in the public markets that the selling securityholder may sell all or a portion of such securities as a result of the registration of such shares hereunder, could have a material adverse effect on the market price of our securities.

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NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and in the documents incorporated by reference in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus may include, for example, statements about our:

•	core strategy;

•	operating income and margin;

•	seasonality;

•	liquidity, including cash flows from operations, available funds and access to financing sources;

•	free cash flows;

•	revenues;

•	net income;

•	profitability;

•	our inability to pay dividends if we fall out of compliance with our loan covenants in the future and then are prohibited by our bank lender from paying dividends;

•	user growth and the ability of our content offerings to achieve market acceptance;

•	partnerships;

•	user viewing patterns;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	potential ability to obtain additional financing when and if needed, including use of the debt markets;

•	ability to protect our intellectual property;

•	ability to complete strategic acquisitions;

•	ability to manage growth and integrate acquired operations;

•	stock price volatility, potential liquidity and trading of our securities;

•	future regulatory changes;

•	pricing changes;

•	actions by competitors;

•	our content and marketing investments, including investments in original programming;

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•	downward revisions to, or withdrawals of, our credit ratings by third-party rating agencies;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

•	the time during which we will be an Emerging Growth Company (“EGC”) under the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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BACKGROUND OF THE ISSUANCE OF SECURITIES TO THE SELLING SECURITYHOLDER

On May 14, 2019 we consummated the creation of Crackle Plus, our joint venture with Sony Pictures Television (“SPT”), as contemplated by that certain contribution agreement dated as of March 27, 2019 (the “Contribution Agreement”) by and among the Company, Crackle Plus, CPE Holdings, Inc., a Delaware corporation and affiliate of SPT (“CPEH”), and Crackle, Inc., a Delaware corporation and wholly owned subsidiary of CPEH. The Contribution Agreement provided, among other things, for the contribution by CPEH and its affiliates of certain assets of their Crackle branded advertising-based video on demand streaming business and for the contribution by the Company of certain assets of their advertising-based and subscription-based video on-demand business to Crackle Plus.

As partial consideration for assets contributed to Crackle Plus, the selling securityholder received warrants to purchase (a) 800,000 shares of Class A common stock at an exercise price of $8.13 per share (“Class I Warrants”), (b) 1,200,000 shares of Class A common stock at an exercise price of $9.67 per share (“Class II Warrants”), (c) 380,000 shares of Class A common stock at an exercise price of $11.61 per share (“Class III-A Warrants”), and (d) 1,620,000 shares of Class A common stock at an exercise price of $11.61 per share (“Class III-B Warrants”). We previously registered the resale of the Class A common stock underlying the warrants issued to the selling securityholder as required by the terms of the registration rights agreement between us and the selling securityholder in order to permit the selling securityholder to offer the shares for resale from time to time. All the warrants expire on May 14, 2024 and are exercisable at any time and from time to time during such term.

Pursuant to the amended and restated limited liability company agreement of Crackle Plus, dated as of March 27, 2019 (the “LLC Agreement”) among CSSE, Crackle Plus and CPE, CPEH had the right to require the Company to purchase all, but not less than all, of CPEH’s interest in Crackle Plus (the “Put Option”). The Put Option was exercised on December 14, 2020, as previously disclosed in our Current Report on Form 8-K filed with the Securities Exchange Commission on December 15, 2020. Representatives of SPT were members of the Board of Directors of Crackle Plus until the Put Option was exercised. As previously disclosed, we had the option to elect to pay cash in lieu of issuing the preferred stock. We determined, in our sole discretion, to satisfy the Put Option entirely through the issuance of an aggregate of 1,600,000 shares of Series A preferred stock. As a result of CPEH’s exercise of the Put Option, we now own 100% of the outstanding equity interests of Crackle Plus.

In addition, pursuant to the Contribution Agreement, we issued CPEH an aggregate of 198,956 shares of Series A preferred stock in lieu of cash reimbursement of certain expenses incurred by CPEH and its affiliates in connection with the creation of Crackle Plus.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for working capital and other general corporate purposes, including mergers and acquisitions, debt repayments, dividends, and share repurchases. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of a particular offering and will be described in the prospectus supplement relating to such offering. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

Up to 1,798,956 shares of Series A preferred stock issued to the selling securityholder may be sold or otherwise disposed of for the account of the selling securityholder or its pledgees, assignees, or successors-in-interest. We will not receive any of the proceeds from the sale or other disposition of the Series A preferred stock by the selling securityholder.

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SELLING SECURITYHOLDER

When we refer to the “selling securityholder” in this prospectus we mean the person listed in the table below, and the pledgees, assignees, donees, permitted transferees, successors, and others who later come to hold any of the selling securityholder’s Series A preferred stock being offered by this prospectus.

This prospectus covers an aggregate of 1,798,956 shares of our Series A preferred stock that may be sold or otherwise disposed of by the selling securityholder.

The following table sets forth, as of the date of this prospectus, (i) the number of shares of Series A preferred stock beneficially owned by the selling securityholder prior to the offering; (ii) the number of shares of Series A preferred stock offered for resale to the public by the selling securityholder; and (iii) the number of shares of Series A preferred stock and the percentage of our Series A preferred stock to be beneficially owned by the selling securityholder after the offering.

The information in the table is based on information supplied to us by the selling securityholder. Other than as described in the footnotes below, or as otherwise described in this prospectus, the selling securityholder has not, within the past three years, had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities. The selling securityholder is not a broker-dealer or an affiliate of a broker-dealer.

The selling securityholder may sell all, some, or none of the shares of Series A preferred stock offered hereby in this offering. The selling securityholder identified in the table below may sell, transfer, or otherwise dispose of some or all its shares of Series A preferred stock in transactions exempt from, or not subject to the registration requirements of, the Securities Act. See “Plan of Distribution of Securities”. Information concerning the selling securityholder may change from time to time and, if necessary and required, we will amend or supplement this prospectus accordingly.

	Before Offering (1)			After Offering (1)
Selling Securityholder	Shares of Series A Preferred Stock Beneficially Owned Prior to the Offering	Shares of Series A Preferred Stock Being Registered	Percent	Shares of Series A Preferred Stock Owned After the Offering	Percent
CPE Holdings, Inc.(2)	1,798,956	1,798,956	48.6%	0	0%

(1)	Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and generally includes shares over which the selling securityholder has voting or dispositive power, including any shares that the selling securityholder has the right to acquire within 60 days of the date hereof. The percentage of ownership before and after the offering is calculated based on 3,698,318 shares of Series A preferred stock outstanding on June 9, 2021.

(2)	CPE Holdings, Inc. was a member of the joint venture entity Crackle Plus, LLC, from May 2019 to January 2021. CPE Holdings, Inc. is a direct, wholly-owned subsidiary of Sony Pictures Entertainment Inc., which is a direct, wholly-owned subsidiary of Sony Entertainment Inc, which is a direct, wholly-owned subsidiary of Sony Corporation of America, Inc., which is a direct, wholly-owned subsidiary of Sony Americas Holding, Inc., which is a direct, wholly-owned subsidiary of Sony Corporation.

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DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law, or “DGCL,” relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

General

We are authorized to issue 70 million shares of Class A common stock, par value $.0001, 20 million shares of Class B common stock, par value $.0001, and 10 million shares of preferred stock, par value $.0001, of which 4,300,000 shares has been designated Series A preferred stock.

Our Class A common stock and Series A preferred stock were each approved for listing on the Nasdaq Global Market under the symbols “CSSE” and “CSSEP”, respectively.

As of the date of this prospectus, 6,423,881 shares of our Class A common stock are outstanding, 7,654,506 shares of our Class B common stock are outstanding and 3,698,318 shares of our Series A preferred stock are outstanding.

We also have outstanding:

•	Class W warrants to purchase an aggregate of 542,247 shares of our Class A common stock;

•	Class Z warrants to purchase an aggregate of 175,113 share of our Class A common stock, and

•	Class I, II, III-A and III-B warrants to purchase an aggregate of 4,000,000 shares of Class A common stock.

Common Stock

Voting Rights

Holders of shares of Class A common stock and Class B common stock have substantially identical rights, except that holders of shares of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our charter. See “—   Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws,” below. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power voting for the election of directors can elect all of the directors.

Dividend Rights

Shares of Class A common stock and Class B common stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the board of directors out of any assets legally available therefor.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

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Right to Receive Liquidation Distributions

Subject to the preferential or other rights of any holders of preferred stock then outstanding, including the Series A preferred stock, upon our dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Class A common stock and Class B common stock will be entitled to receive ratably all of our assets available for distribution to our stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under our certificate of incorporation) of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Merger or Consolidation

In the case of any distribution or payment in respect of the shares of Class A common stock or Class B common stock upon our consolidation or merger with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A common stock and Class B common stock as a single class, provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A common stock and Class B common stock is that any securities distributed to the holder of a share Class B common stock have ten times the voting power of any securities distributed to the holder of a share of Class A common stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under our Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Conversion

The outstanding shares of Class B common stock are convertible at any time as follows: (a) at the option of the holder, a share of Class B common stock may be converted at any time into one share of Class A common stock or (b) upon the election of the holders of a majority of the then outstanding shares of Class B common stock, all outstanding shares of Class B common stock may be converted into shares of Class A common stock. Once converted into Class A common stock, the Class B common stock will not be reissued.

Warrants

Class W and Class Z Warrants

Each outstanding Class W warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $7.50 per share, subject to adjustment as discussed below. Each Class W warrant is exercisable at any time through June 30, 2023 at 5:00 p.m., New York City time.

Each outstanding Class Z warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $12.00 per share, subject to adjustment as discussed below. Each Class Z warrant is exercisable at any time through June 30, 2024 at 5:00 p.m., New York City time.

Cancellation

We may call for cancellation of all or any portion of the Class W warrants or Class Z warrants for which a notice of exercise has not yet been delivered to us for consideration equal to $.01 per Class W warrant or Class Z warrant, as the case may be, in accordance with the provisions of such warrants, if (i) our Class A common stock is traded, listed or quoted on any U.S. market or electronic exchange, and (ii) the closing per-share sales price of the Class A common stock for any twenty (20) trading days during a consecutive thirty (30) trading days period exceeds $15.00, for Class W warrants, or $18.00, for Class Z warrants, in each case subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like.

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The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the call notice. On and after the call date, a record holder of a warrant will have no further rights except to receive the call price for such holder’s warrant upon surrender of such warrant.

The criteria for calling our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our call, the call will not cause the share price to drop below the exercise price of the warrants.

Exercise Rights

Holders of the Class W warrants and Class Z warrants have cashless exercise rights that allow each holder to pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the ten trading days ending on the trading day prior to the date of exercise.

The exercise price and number of shares of Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, neither the Class W warrants nor the Class Z warrants will be adjusted for issuances of shares of any equity or equity-based securities at a price below their respective exercise prices.

The warrant holders do not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Class A common stock held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Class W warrants or Class Z warrants. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

Class I, II, III-A and III-B Warrants

Each Class I, Class II, Class III-A, and Class III-B Warrant is exercisable for shares of our Class A common stock for a five-year term that commenced on May 14, 2019. The Class I Warrant has an exercise price of $8.13 per share, the Class II Warrant has an exercise price of $9.67 per share, and the Class III-A and III-B Warrants have an exercise price of $11.61 per share.

The exercise price and number of shares of Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Class I, Class II, Class III-A and Class III-B Warrants will not be adjusted for issuances of shares of any equity or equity-based securities at a price below their respective exercise prices.

The Class I, Class II, Class III-A and Class III-B Warrants have cashless exercise rights that allow each holder to pay the exercise price by surrendering warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (i) the sum of (x) the product of the number of shares of Class A common stock underlying such warrants multiplied by the “fair market value” less (y) the product of the number of shares of Class A common stock underlying such warrants multiplied by the exercise price then in effect, by (ii) the fair market value. The “fair market value” for this purpose means the closing sale price or bid price of the Class A common stock on the trading day immediately preceding the date of exercise, if the Class A common stock is listed or quoted on a national securities exchange or the fair market value per share as determined by an independent appraiser, if the Class A common stock is not listed or quoted on a national securities exchange.

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The holders of our Class I, Class II, Class III-A and Class III-B Warrants do not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Class A common stock held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Class I, Class II, Class III-A and Class III-B Warrants. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders, provided that the designation of preferred stock ranking senior to the Series A preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up will require approval of the holders of Series A preferred stock, as described below in “Series A Preferred Stock - Voting Rights.”. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. As of the date of this prospectus, we have authorized one series of preferred stock, the Series A preferred stock.

The following outlines some of the general terms and provisions of the preferred stock that we may issue. A prospectus supplement will describe the particular terms of any preferred stock offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the certificate of designations that sets forth the terms of the particular preferred stock we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such form of certificate of designations. We urge you to read the form of certificate of designations and the additional description of the terms of the preferred stock included in the prospectus supplement.

If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

●	the title of the series of preferred stock and the number of shares offered;

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●	the price at which the preferred stock will be issued;

●	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

●	the voting rights of the preferred stock;

●	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

●	the liquidation preference of the preferred stock; and

●	any additional rights, preferences and limitations of the preferred stock.

When the consideration for which the board of directors authorized the issuance of shares is received, the shares of preferred stock will be fully paid and nonassessable.

Series A Preferred Stock

On June 26, 2018, we filed a Certificate of Designation, Rights and Preferences of our Series A preferred stock, or the “Series A Certificate of Designation,” with the Delaware Secretary of State. We amended the Series A Certificate of Designation on August 22, 2018, November 14, 2018, and July 31, 2019 in order to designate additional shares of preferred stock as Series A preferred stock. The Series A Certificate of Designation, as amended, fixes the rights, preferences, powers, restrictions and limitations of the Series A preferred stock.

The description of certain terms of the Series A preferred stock in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the Series A Certificate of Designation, as amended, our bylaws and the DGCL. Copies of our certificate of incorporation, certificate of designations, bylaws and all amendments thereto, are available from us upon request.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A preferred stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A preferred stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series A preferred stock.

Ranking

The Series A preferred stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the next two bullet points below;

•	on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A preferred stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

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•	junior to all equity securities issued by us with terms specifically providing for ranking senior to the Series A preferred stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “Voting Rights” below); and

•	effectively junior to all our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

Dividends

Holders of shares of the Series A preferred stock are entitled to receive, when, as and if declared by our board of directors, out of funds of the Company legally available for the payment of dividends, cumulative cash dividends at the rate of 9.75% of the $25.00 per share liquidation preference per annum (equivalent to $2.4375 per annum per share). Dividends on the Series A preferred stock shall be payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series A preferred stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series A preferred stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued. Dividends will be payable to holders of record as they appear in our stock records for the Series A preferred stock at the close of business on the applicable record date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividend payment date falls. As a result, holders of shares of Series A preferred stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No dividends on shares of Series A preferred stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A preferred stock that may be in arrears, and holders of the Series A preferred stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A preferred stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future distributions on our common stock and preferred stock, including the Series A preferred stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

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Unless full cumulative dividends on all shares of Series A preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series A preferred stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series A preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series A preferred stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A preferred stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A preferred stock, all dividends declared upon the Series A preferred stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A preferred stock shall be declared pro rata so that the amount of dividends declared per share of Series A preferred stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A preferred stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A preferred stock that may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A preferred stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A preferred stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A preferred stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series A preferred stock in the distribution of assets, then the holders of the Series A preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

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We will use commercially reasonable efforts to provide written notice of any such liquidation, dissolution or winding up no fewer than 10 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A preferred stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption

The Series A preferred stock is not redeemable by us prior to June 27, 2023, except as described below under “—Special Optional Redemption.”

Optional Redemption. On and after June 27, 2023, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A preferred stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

A “Change of Control” is deemed to occur when the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act (other than Mr. Rouhana, the chairman of our board of directors, our chief executive officer and our principal stockholder, any member of his immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act, that is controlled by Mr. Rouhana or any member of his immediate family, any beneficiary of the estate of Mr. Rouhana, or any trust, partnership, corporate or other entity controlled by any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American, or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American, or Nasdaq.

Redemption Procedures. In the event we elect to redeem Series A preferred stock, the notice of redemption will be mailed to each holder of record of Series A preferred stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

•	the redemption date;

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•	the number of shares of Series A preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series A preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”; and

•	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the Series A preferred stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A preferred stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A preferred stock except as to the holder to whom notice was defective or not given.

Holders of Series A preferred stock to be redeemed shall surrender the Series A preferred stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series A preferred stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A preferred stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series A preferred stock, those shares of Series A preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A preferred stock is to be redeemed, the Series A preferred stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of Series A preferred stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A preferred stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A preferred stock to be redeemed.

No shares of Series A preferred stock shall be redeemed unless full cumulative dividends on all shares of Series A preferred stock have been or contemporaneously are declared and paid and all outstanding shares of Series A preferred stock are simultaneously redeemed. We shall not otherwise purchase or acquire directly or indirectly any shares of Series A preferred stock (except by exchanging it for our capital stock ranking junior to the Series A preferred stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A preferred stock.

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Subject to applicable law, we may purchase shares of Series A preferred stock in the open market, by tender or by private agreement. Any shares of Series A preferred stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series A preferred stock do not have any voting rights, except as set forth below or as otherwise required by law.

On each matter on which holders of Series A preferred stock are entitled to vote, each share of Series A preferred stock will be entitled to one vote. In instances described below where holders of Series A preferred stock vote with holders of any other class or series of our preferred stock as a single class on any matter, the Series A preferred stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends) represented by their respective shares.

Whenever dividends on any shares of Series A preferred stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series A preferred stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series A preferred stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A preferred stock in the election of those two directors) will be entitled to vote for the election of those two additional directors (the “preferred stock directors”) at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A preferred stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A preferred stock in the election of those two preferred stock directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accumulated on the Series A preferred stock for all past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series A preferred stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any preferred stock directors elected by holders of the Series A preferred stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of Series A preferred stock be entitled under these voting rights to elect a preferred stock director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of preferred stock directors elected by holders of the Series A preferred stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A preferred stock in the election of such directors) under these voting rights exceed two. Any person nominated to serve as a director of our company under the foregoing terms shall be reasonably acceptable to our company.

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If a special meeting is not called by us within 30 days after request from the holders of Series A preferred stock as described above, then the holders of record of at least 25% of the outstanding Series A preferred stock may designate a holder to call the meeting at our expense.

If, at any time when the voting rights conferred upon the Series A preferred stock are exercisable, any vacancy in the office of a preferred stock director shall occur, then such vacancy may be filled only by a written consent of the remaining preferred stock director, or if none remains in office, by vote of the holders of record of the outstanding Series A preferred stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A preferred stock in the election of the preferred stock directors. Any preferred stock director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series A preferred stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series A preferred stock in the election of the preferred stock directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A preferred stock and any such other classes or series of preferred stock, and may not be removed by the holders of the common stock.

So long as any shares of Series A preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least 66.67% of the votes entitled to be cast by the holders of the Series A preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) unless redeeming all Series A preferred stock in connection with such action, amend, alter, repeal or replace our amended and restated certificate of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A preferred stock of any right, preference, privilege or voting power of the Series A preferred stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series A preferred stock, or the creation or issuance of any additional Series A preferred stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain 66.67% of the votes entitled to be cast by the holders of the Series A preferred stock and all such other similarly affected series, outstanding at the time (voting together as a class).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be affected, all outstanding shares of Series A preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to affect such redemption.

Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A preferred stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

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Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A preferred stock are outstanding, we will use our best efforts to (i) make available on our corporate investor webpage, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders of Series A preferred stock. We will use our best effort to provide the information to the holders of the Series A preferred stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

No Conversion Rights

The Series A preferred stock is not convertible into our common stock or any other security.

No Preemptive Rights

No holders of the Series A preferred stock will, as holders of Series A preferred stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Credit Rating of Our Series A Preferred Stock

Our Series A Preferred Stock has been rated BBB(-) by Egan-Jones Rating Co., a Nationally Recognized Statistical Rating Organization. An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of our Series A preferred stock should be evaluated independently from similar ratings of other securities. A credit rating of a security is paid for by the issuer and is not a recommendation to buy, sell or hold securities and maybe subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, or by our chairman and chief executive officer or by our secretary at the request in writing of stockholders owning a majority of the voting power of our issued and outstanding capital stock.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Dual Voting Structure

Our certificate of incorporation provides for two classes of common stock. Holders of shares of Class A common stock and Class B common stock have substantially identical rights, except that holders of shares of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. Accordingly, the holders of shares of Class B common stock will exert significant control over our actions.

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Removal and Appointment of Directors

Our entire board of directors or any individual director may be removed from office with or without cause by a majority vote of the holders of the voting power of outstanding voting power of the shares then entitled to vote at an election of directors. In such case, new directors may be elected by the stockholders then holding a majority of our voting power. Immediately following this offering, our chairman and chief executive officer shall control the substantial majority of our voting power and therefore will be able to unilaterally exercise the foregoing rights.

Class B Approval Required for Charter Amendments

Any amendment to our certificate of incorporation requires the approval of the majority of the outstanding Class B common stock. This approval requirement is separate and in addition to any general stockholder approval that would be required under our certificate of incorporation and law.

Exclusive Forum Selection

Article Twelve of our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our company to our company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our charter documents, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. While this provision is intended to include all actions, excluding any arising under the Securities Act of 1933, the Exchange Act of 1934 and any other claim for which the federal courts have exclusive jurisdiction, there is uncertainty as to whether a court would enforce this provision.

Limitation on Directors’ Liability and Indemnification

Our certificate of incorporation provides that no director of ours will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the DGCL nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to us or our stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our certificate of incorporation and bylaws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that we may indemnify to the fullest extent permitted by law all employees. Our bylaws provide that, if authorized by our board of directors, we may indemnify any other person whom it has the power to indemnify under section 145 of the DGCL. We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Certain Anti-Takeover Provisions of Delaware Law

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute.

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Amendments to Our Certificate of Incorporation.

Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;

•	increase or decrease the par value of the shares of such class; or

•	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

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Listing

Our Class A common stock is listed for trading on the Nasdaq Global Market under the symbol “CSSE” and our Series A preferred stock is listed for trading on the Nasdaq Global Market under the symbol “CSSEP.” On June 9, 2021, the last reported sale prices of our Class A common stock and Series A preferred stock were $33.41 and $28.22, respectively.

Transfer Agent and Registrar and Warrant Agent

The transfer agent and registrar for our Class A common stock and Series A preferred stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar for any other series of preferred stock will be set forth in the applicable prospectus supplement. The warrant agent for any registered class of warrants, if any, will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF OUR 2025 NOTES

Our 2025 Notes were issued under the Indenture and Supplemental Indenture, each between us and U.S. Bank National Association, as trustee, and each dated July 17, 2020. We refer to the indenture and the supplemental indenture collectively as the “Indenture” and to U.S. Bank National Association as the “trustee.” As of June 9, 2021, we had outstanding $32,895,900 principal amount of 2025 Notes.

The 2025 Notes are governed by the Indenture, as required by federal law for all bonds and 2025 Notes of companies that are publicly offered. An indenture is a contract between us and the financial institution acting as trustee on your behalf and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the 2025 Notes.

General

The 2025 Notes will mature on July 31, 2025. The principal payable at maturity will be 100% of the aggregate outstanding principal amount. The interest rate of the 2025 Notes is 9.50% per year and will be paid every March 30, June 30, September 30, and December 30, and the regular record dates for interest payments will be every March 15, June 15, September 15, and December 15. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

The 2025 Notes were issued in denominations of $25 and integral multiples of $25 in excess thereof. The 2025 Notes are not be subject to any sinking fund and holders of the 2025 Notes will not have the option to have the 2025 Notes repaid prior to the stated maturity date.

Except as described under the captions “Events of Default” and “Merger or Consolidation” in this prospectus, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

Optional Redemption

The 2025 Notes may be redeemed in whole or in part at any time or from time to time at our option on or after July 31, 2022 upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof. The redemption price shall include (i) 100% of the outstanding principal amount of the 2025 Notes called for redemption on the date fixed for redemption plus (ii) all accrued and unpaid interest payments otherwise payable thereon through the date fixed for redemption. In addition, in the event of a merger or sale of the company or substantially all of its assets or a majority of the Company’s equity (on an after issued basis) in one or a series of related transactions, the Company shall have the right to redeem the 2025 Notes prior to July 31, 2022 in connection with the consummation of such transactions on the foregoing terms.

Holders of our 2025 Notes may be prevented from exchanging or transferring the 2025 Notes when they are subject to redemption. In case any 2025 Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such 2025 Note, the holders will receive, without a charge, a new 2025 Note or 2025 Notes of authorized denominations representing the principal amount of your remaining unredeemed 2025 Notes. Any exercise of our option to redeem the 2025 Notes will be done in accordance with the indenture.

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If we redeem only some of the 2025 Notes, the trustee will determine the method for selection of the particular 2025 Notes to be redeemed, in accordance with the indenture and in accordance with the rules of any national securities exchange or quotation system on which the 2025 Notes are listed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the 2025 Notes called for redemption.

Rating of the 2025 Notes

Our 2025 Notes have a credit rating of BBB from Egan-Jones Ratings Company. An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the 2025 Notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is paid for by the issuer and is not a recommendation to buy, sell or hold securities and maybe subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Global Securities

Each 2025 Note was issued in book-entry form and represented by a global security that we deposit with and register in the name of The Depository Trust Company, New York, New York, known as DTC, or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, is the sole registered owner and holder of all the 2025 Notes represented by a global security, and investors are permitted to own only beneficial interests in a global security. For more information about these arrangements, see “— Book-Entry Procedures” below.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated 2025 Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Payment and Paying Agents

We pay interest to the person listed in the trustee’s records as the owner of the 2025 Notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the 2025 Note on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the 2025 Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the 2025 Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We make payments on the 2025 Notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Book-Entry Procedures.”

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Payments on Certificated Securities

In the event the 2025 Notes become represented by certificated securities, we will make payments on the 2025 Notes as follows. We will pay interest that is due on an interest payment date to the holder of the 2025 Notes as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, New York. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the 2025 Note.

Alternatively, at our option, we may pay any cash interest that becomes due on the 2025 Notes by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the 2025 Notes.

Events of Default

Holders of our 2025 Notes will have rights if an Event of Default occurs in respect of the 2025 Notes, as described later in this subsection.

The term “Event of Default” in respect of the 2025 Notes means any of the following:

•	We do not pay the principal (or premium, if any) of any 2025 Note when due.

•	We do not pay interest on any 2025 Note, including any J025 Note, when due, and such default is not cured within 30 days.

•	We remain in breach of a covenant in respect of the 2025 Notes, including the 2025 Notes, for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the 2025 Notes, as a single series).

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against us under bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days.

An Event of Default for the 2025 Notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the 2025 Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

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Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the 2025 Notes, as a single series, may declare the entire principal amount of all the 2025 Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the 2025 Notes, as a single series, if  (1) we have deposited with the trustee all amounts due and owing with respect to the 2025 Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”). If indemnity is provided, the holders of a majority in principal amount of the 2025 Notes, as a single series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the 2025 Notes, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•	the holders of at least 25% in principal amount of all the 2025 Notes, as a single series, must make a written request that the trustee take action because of the default and must offer indemnity and/or security to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•	the holders of a majority in principal amount of the 2025 Notes, as a single series, must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, holders of our 2025 Notes are entitled at any time to bring a lawsuit for the payment of money due on your 2025 Notes on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the 2025 Notes, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the 2025 Notes, as a single series, may waive any past defaults other than:

•	the payment of principal or interest; or

•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

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Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or convey or transfer our assets substantially as an entirety, the resulting entity must agree to be legally responsible for our obligations under the 2025 Notes.

•	The merger or sale of assets must not cause a default on the 2025 Notes and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded.

•	We must deliver certain certificates and documents to the trustee.

Modification or Waiver

There are three types of changes we can make to the indenture and the 2025 Notes.

Changes Requiring Your Approval

First, there are changes that we cannot make to the 2025 Notes without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on the 2025 Notes;

•	reduce any amounts due on the 2025 Notes;

•	reduce the amount of principal payable upon acceleration of the maturity of a 2025 Note following a default;

•	change the place or currency of payment on a 2025 Note;

•	impair your right to sue for payment;

•	reduce the percentage of holders of 2025 Notes whose consent is needed to modify or amend the indenture; and

•	reduce the percentage of holders of 2025 Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the 2025 Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the 2025 Notes in any material respect.

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Changes Requiring Majority Approval

Any other change to the indenture and the 2025 Notes would require the following approval:

•	if the change affects only the 2025 Notes, it must be approved by the holders of a majority in principal amount of the 2025 Notes; and

•	if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In both cases, the required approval must be given by written consent.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Majority Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to the 2025 Notes:

The 2025 Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. The 2025 Notes will also not be eligible to vote if they have been fully defeased as described later under “Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the 2025 Notes that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of the 2025 Notes, that vote or action may be taken only by persons who are holders of the 2025 Notes on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the 2025 Notes or request a waiver.

Defeasance

“Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the 2025 Notes when due and satisfying any additional conditions 2025 Noted below, we will be deemed to have been discharged from our obligations under the 2025 Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from the restrictive covenants under the indenture relating to the 2025 Notes.

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The following defeasance provisions will be applicable to the 2025 Notes:

Covenant Defeasance

Under the Indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the 2025 Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money or money and government securities set aside in trust to repay your 2025 Notes. If we achieve covenant defeasance and your 2025 Notes were subordinated as described under “Indenture Provisions — Ranking” below, such subordination will not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debtholders. In order to achieve covenant defeasance, we must do the following:

•	Since the 2025 Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the 2025 Notes either cash or a combination of cash and U.S. government or U.S. government agency 2025 Notes or bonds that will generate enough cash to make interest, principal and any other payments on the 2025 Notes on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the 2025 Notes any differently than if we did not make the deposit.

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

•	Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.

•	No default or event of default with respect to the 2025 Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we accomplish covenant defeasance, holders of our 2025 Notes can still look to us for repayment of the 2025 Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the 2025 Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Full Defeasance

We can legally release ourselves from all payment and other obligations on the 2025 Notes (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	Since the 2025 Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the 2025 Notes a combination of money and U.S. government or U.S. government agency 2025 Notes or bonds that will generate enough cash to make interest, principal and any other payments on the 2025 Notes on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing holders to be taxed on the 2025 Notes any differently than if we did not make the deposit. Under current U.S. federal tax law the deposit and our legal release from the 2025 Notes would be treated as though we paid holders their share of the cash and 2025 Notes or bonds at the time the cash and 2025 Notes or bonds were deposited in trust in exchange for your 2025 Notes and you would recognize gain or loss on the 2025 Notes at the time of the deposit.

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

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•	Defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments;

•	No default or event of default with respect to the 2025 Notes shall have occurred and be continuing a and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, holders of our 2025 Notes would have to rely solely on the trust deposit for repayment of the 2025 Notes. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Limitation on Restricted Payments Covenant

In addition to any other covenants described in this prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or where securities can be surrendered for payment, payment of taxes by us and related matters, upon (i) the failure to pay interest on any 2025 Note when such interest is due and payable or (ii) the occurrence of an Event of Default and while any such interest payment remains unpaid or such Event of Default is ongoing the indenture prohibits us from:

(1)        declaring or paying any dividend, making any distribution on or in respect of our capital stock or making any similar payment to the direct or indirect holders of our capital stock in their capacity as such;

(2)        purchasing, repurchasing, redeeming, retiring or otherwise acquiring (“Purchase”) for value any capital stock of the Company held by any Person (other than capital stock held by the Company or a subsidiary) or any capital stock of a subsidiary held by any Affiliate of the Company;

(3)        purchasing for value, prior to scheduled maturity, any scheduled repayment of any subordinated obligations; or

(4)        making any investment in any Person.

Form, Exchange and Transfer of Certificated Registered Securities

If registered 2025 Notes cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form;

•	without interest coupons; and

•	unless we indicate otherwise, in denominations of $25 and amounts that are multiples of $25.

Holders may exchange their certificated securities for 2025 Notes of smaller denominations or combined into fewer 2025 Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

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Holders may exchange or transfer their certificated securities at the corporate trust office of the trustee. We have appointed the trustee to act as our agent for registering 2025 Notes in the names of holders transferring 2025 Notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed with respect to the 2025 Notes provided that a successor trustee is appointed to act with respect to the 2025 Notes. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Ranking

The 2025 Notes are our direct unsecured obligations and rank:

•	Pari passu with, which means equal to, all of our currently outstanding unsecured unsubordinated indebtedness issued by us, including the approximately $32.9 million principal amount of the 2025 Notes. The 2025 Notes also rank pari passu with our general liabilities, which consist of trade and other payables, including any outstanding dividend payable on our Series A preferred stock, interest and debt fees payable, vendor payables and accrued expenses such as auditor fees, legal fees, director fees, etc. In total, these general liabilities were $48.8 million as of March 31, 2021. We have the ability to issue from time to time other debt securities with terms different from the 2025 Notes and, without consent of the holders thereof, as well as the ability to reopen the 2025 Notes and issue additional 2025 Notes. If we issue additional debt securities, these additional debt securities could rank higher in priority of payment or have a lien or other security interest greater than that accorded to the holders of the 2025 Notes.

•	Senior to any of our future indebtedness that expressly provides it is subordinated to the 2025 Notes. We currently do not have outstanding debt that is subordinated to the 2025 Notes and do not currently intend to issue indebtedness that expressly provides that it is subordinated to the 2025 Notes. Therefore, the 2025 Notes, as currently contemplated, will not be senior to any indebtedness or obligations.

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•	Effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently a grant security interest), including our $10,210,000 film acquisition advance from Great Point Media Limited (of which $6,195,174 was outstanding as of March 31, 2021) which is secured by territorial licenses and distribution rights in certain films and productions owned or to be acquired by Screen Media, and our $20.0 million revolving loan commitment from MidCap (of which $18.3 million is outstanding as of June 9, 2021) which is secured by accounts receivable and the contracts underlying such accounts receivable and other related assets, but only to the extent of the value of the assets securing such indebtedness. Because the 2025 Notes will not be secured by any of our assets, they will be effectively subordinated to any existing secured indebtedness, any indebtedness that we may incur in the future, such as a new credit facility, or any indebtedness that is initially unsecured to which we subsequently grant a security interest, to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the 2025 Notes, and any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the 2025 Notes.

•	Structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and financing vehicles, since the 2025 Notes are obligations exclusively of Chicken Soup for the Soul Entertainment, Inc. and not of any of our subsidiaries. Structural subordination means that creditors of a parent entity are subordinate to creditors of a subsidiary entity with respect to the subsidiary’s assets.

Book-Entry Procedures

The 2025 Notes are represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the 2025 Notes.

Beneficial interests in the 2025 Notes are represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the 2025 Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

The 2025 Notes were issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issuance of the 2025 Notes, in the aggregate principal amount of such issue, and will be deposited with DTC. Interests in the 2025 Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such 2025 Notes will, therefore, be required by DTC to be settled in immediately available funds. We will not have and neither the Trustee nor the Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

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DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 1.3 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 131 countries and territories that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of the 2025 Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the 2025 Notes on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the 2025 Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the 2025 Notes, except in the event that use of the book-entry system for the 2025 Notes is discontinued.

To facilitate subsequent transfers, all 2025 Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the 2025 Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the 2025 Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the 2025 Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the 2025 Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

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Redemption proceeds, distributions, and interest payments on the 2025 Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the 2025 Notes at any time by giving reasonable notice to us or to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Listing

Our 2025 Notes are listed for trading on the Nasdaq Global Market under the symbol “CSSEN.”

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other security offered hereby. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock, preferred stock or other class of security that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares and price of common stock or preferred stock, or the designation and number or amount of other debt securities, that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

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DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. Further information regarding the trustee may be provided in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement. We urge you to read the indentures, the applicable indenture supplement and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

•	the person to whom any interest on a debt security of the series will be paid;

•	the rate or rates at which the debt securities will bear interest;

•	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

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•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, debt securities, preferred stock and common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face-value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.

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Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

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As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to pay any principal or deposit any sinking fund payment when due;

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•	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

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The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

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Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

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DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

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PLAN OF DISTRIBUTION OF SECURITIES

We are registering up to $1,000,000,000 of our common stock, shares of preferred stock, warrants, debt securities and/or units comprised of one or more of the other classes of securities offered hereby. We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers or a single purchaser; or

•	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a rights offering;

•	exercises of warrants or other rights;

•	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

•	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

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Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The applicable prospectus supplement will indicate whether a sale is made on a firm commitment or best efforts basis or otherwise. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the Nasdaq Global Market, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

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Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the Class A common stock and Series A preferred stock, which are listed on the Nasdaq Global Market under the symbols “CSSE” and “CSSEP”, respectively, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

Sales by Selling Securityholders

We are also registering for resale 1,798,956 shares of Series A preferred stock by the selling securityholder and any of its pledgees, assignees and successors-in-interest.

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The selling securityholder and its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of the securities covered hereby on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholder may use any one or more of the following methods when selling securities:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits subscribers;

•	Block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	An exchange distribution in accordance with the rules of the applicable exchange;

•	Privately negotiated transactions;

•	Settlement of short sales;

•	In transactions through broker-dealers that agree with the selling securityholder to sell a specified number of such securities at a stipulated price per security;

•	Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	A combination of any such methods of sale; or

•	Any other method permitted pursuant to applicable law.

•	The selling securityholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act , if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.

The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling securityholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Pursuant to a registration rights agreement we previously entered into with the selling securityholder, we are required to pay certain fees and expenses incurred by us and the selling securityholder incident to the registration of the securities. We have agreed to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act pursuant to the terms of such registration rights agreement.

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We have agreed to keep the registration statement, which this prospectus forms a part, effective until all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. Unless the shares of Series A preferred stock registered pursuant to the registration statement of which this prospectus forms a part are sold pursuant to this prospectus, Rule 144 under the Securities Act or another federal securities law exemption, the shares of Series A preferred stock covered by this prospectus will be sold only (a) through registered or licensed brokers or dealers if required under applicable state securities laws and (b) otherwise in compliance with all applicable state securities laws.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Series A preferred stock offered pursuant to this prospectus may not simultaneously engage in market making activities with respect to the Series A preferred stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Series A preferred stock offered pursuant to this prospectus by the selling securityholder or any other person. We will make copies of this prospectus available to the selling securityholder and have informed the selling securityholder of the need to deliver a copy of this prospectus to each subscriber of shares of Series A preferred stock offered pursuant to this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, Graubard Miller, New York, New York. Graubard Miller and certain of its partners and family members own shares of the Class A common stock and Class W warrants to purchase shares of Class A common stock of CSSE and certain Class B membership interests in Chicken Soup for the Soul Holdings, LLC, our ultimate parent company.

EXPERTS

The consolidated financial statements of Chicken Soup for the Soul Entertainment Inc. and subsidiaries as of December 31, 2020 and 2019, and for the years ended December 31, 2020 and 2019, have been incorporated by reference herein to the Annual Report on Form 10-K for the year ended December 31, 2020, in reliance upon the report of Rosenfield and Company, PLLC, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Sonar Entertainment, Inc. as of and for the years ended December 31, 2020 and 2019 incorporated by reference in this prospectus have been audited by Moss Adams LLP, independent auditors, as stated in their report (which expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to going concern). Such financial statements of such firm have been incorporated by reference given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act relating to the resale of the Series A preferred stock offered hereby. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement from the SEC at the web address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.cssentertainment.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the shares offered hereby:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 31, 2021 (“2020 Form 10-K”);

68

•	the portion of our proxy statement on Schedule 14A filed with the SEC on April 30, 2021 which are incorporated by reference into our 2020 Form 10-K;

•	our registration statement on Form 8-A effective on August 17, 2017, registering our Class A common stock under Section 12(b) of the Exchange Act;

•	our registration statement on Form 8-A effective on June 26, 2018, registering our Series A preferred stock under Section 12(b) of the Exchange Act;

•	our registration statement on Form 8-A effective on July 17, 2021 registering our 2025 Notes under Section 12(b) of the Exchange Act; and

•	our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on January 15, 2021, January 19, 2021, January 20, 2021, February 17, 2021, March 9, 2021, March 16, 2021, April 9, 2021, April 16, 2021, May 17, 2021, May 25, 2021, May 27, 2021 and June 11, 2021.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to Chicken Soup for the Soul Entertainment, Inc. 132 E. Putnam Ave., Floor 2W, Cos Cob, Connecticut 06807, telephone number (855) 398-0443. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

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COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

UNITS

PROSPECTUS

______, 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:

SEC registration fee	$114,525
FINRA filing fee	(1)
Listing fees and expenses	(1)
Accounting fees and expenses	10,000
Legal fees and expenses	25,000
Printing expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

All expenses, other than the SEC registration fee, are estimated. The actual expenses incurred will depend on the securities offered, the number of issuances and the nature of the offerings.

Item 15.	Indemnification of Directors and Officers.

CSSE’s certificate of incorporation and by-laws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that CSSE may indemnify to the fullest extent permitted by law all employees. CSSE’s by-laws provide that, if authorized by the Board of Directors, it may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Company Law. Section 145 of the Delaware General Company Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)  Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)  For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)  For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eight of CSSE’s certificate of incorporation provides:

“The Company, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized hereby.”

Item 16.	Exhibits

A list of the exhibits required by Item 601 of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index on page II-9.

Item 17.	Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)            The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cos Cob, Connecticut, on the 11th day of June, 2021.

CHICKEN SOUP FOR THE SOUL
ENTERTAINMENT INC.

By:	/s/ William J. Rouhana, Jr.
Name:	William J. Rouhana, Jr.
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Rouhana, Jr. and Christopher Mitchell his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ William J. Rouhana, Jr.	Chairman and Chief Executive	June 11, 2021
	William J. Rouhana Jr.	Officer (Principal Executive Officer)

By:	/s/ Scott W. Seaton	Vice Chairman and Director	June 11, 2021
Scott W. Seaton

By:	/s/ Christopher Mitchell	Chief Financial Officer (Principal	June 11, 2021
	Christopher Mitchell	Financial Officer)

By:	/s/ Daniel Sanchez	Chief Accounting Officer	June 11, 2021
	Daniel Sanchez	(Principal Accounting Officer)

By:	/s/ Amy Newmark	Director	June 11, 2021
Amy Newmark

By:	/s/ Fred Cohen	Director	June 11, 2021
Fred Cohen

By:	/s/ Christina Weiss Lurie	Director	June 11, 2021
Christina Weiss Lurie

By:	/s/ Cosmo DeNicola	Director	June 11, 2021
Cosmo DeNicola

By:	/s/ Diana Wilkin	Director	June 11, 2021
Diana Wilkin

By:	/s/ Martin Pompadur	Director	June 11, 2021
Martin Pompadur

EXHIBIT INDEX

Exhibit No.	Description	Included	Form	Filing Date
3.1	Certificate of Incorporation of Chicken Soup for the Soul Entertainment Inc.	By Reference	DOS	September 21, 2016
3.2	Bylaws of Chicken Soup for the Soul Entertainment Inc.	By Reference	DOS	September 21, 2016
4.1	Specimen Class A Common Stock Certificate.	By Reference	1-A	June 21, 2017
4.2.1	Certificate of Designations, Rights and Preferences of 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock.	By Reference	8-K	June 29, 2019
4.2.2	Certificate of Amendment to the Certificate of Designations, Rights and Preferences of 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock.	By Reference	S-3	September 28, 2018
4.2.3	Certificate of Amendment to the Certificate of Designations, Rights and Preferences of 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock dated November 14, 2018.	By Reference	8-K	November 18, 2019
4.2.4	Certificate of Amendment to the Certificate of Designations, Rights and Preferences of 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock dated July 31, 2019.	By Reference	S-1/A	August 1, 2018
4.3	Class I Warrant.	By Reference	8-K	May 15, 2019
4.4	Class II Warrant.	By Reference	8-K	May 15, 2019
4.5.1	Class III-A Warrant.	By Reference	8-K	May 15, 2019
4.5.2	Class III-B Warrant.	By Reference	8-K	May 15, 2019
4.6	Class W Warrant Agreement between Chicken Soup for the Soul Entertainment Inc. and Continental Stock Transfer & Trust Co.	By Reference	8-K	November 24, 2020
4.7	Class Z Warrant Agreement between Chicken Soup for the Soul Entertainment Inc. and Continental Stock Transfer & Trust Co.	By Reference	8-K	November 24, 2020
4.8	Form of Class W Warrant.	By Reference	8-K	November 24, 2020
4.9	Form of Class Z Warrant.	By Reference	8-K	November 24, 2020
4.10	Indenture, dated as of July 17, 2020, between Chicken Soup for the Soul Entertainment Inc. and U.S. Bank National Association, as Trustee.	By Reference	8-K	July 22, 2020
4.11	First Supplemental Indenture, dated as of July 17, 2020, between Chicken Soup for the Soul Entertainment Inc. and U.S. Bank National Association, as Trustee.	By Reference	8-K	July 22, 2020
4.12	Form of 9.50% Notes due 2025 (included as Exhibit A to Exhibit 4.11 hereto).	By Reference	8-K	July 22, 2020
4.13	Preferred Stock Certificate of Designations*	--	--	--
4.14	Warrant Agreement*	--	--	--
4.15	Form of Indenture for Senior Debt Securities between the Registrant and Trustee to be designated	Herewith	--	--
4.16	Form of Indenture for Subordinated Debt Securities between the Registrant and Trustee to be designated	Herewith	--	--
4.17	Unit Agreement*	--	--	--
5.1	Opinion of Graubard Miller	Herewith	--	--
10.1	Form of Securities Purchase Agreement.*	--	--	--
23.1	Consent of Rosenfield and Company, PLLC	Herewith	--	--
23.2	Consent of Moss Adams, LLP	Herewith	--	--
23.3	Consent of Graubard Miller (included in its opinion filed as Exhibit 5.1).	Herewith	--	--
24.1	Power of Attorney (set forth on signature page).	--	--	--
25.1	Statement of Eligibility of Trustee on Form T-1 with respect to the Senior Debt Indenture.**	--	--	--
25.2	Statement of Eligibility of Trustee on Form T-1 with respect to the Subordinated Debt Indenture.**	--	--	--

99.1	Audited Consolidated Financial Statements of Sonar Entertainment, Inc. as of and for the years ended December 31, 2020 and 2019	By Reference	8-K	June 11, 2021
99.2	Unaudited Pro Forma Condensed Combined Financial Information as of and for the three months ended March 31, 20201 and for the year ended December 31, 2020.	By Reference	8-K	June 11, 2021

*	To be filed, if applicable, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or by incorporation by reference through a Current Report on Form 8-K filed in connection with an offering of securities.

**	To be filed by amendment or pursuant to the Trust Indenture Act of 1939 Section 305(b)(2), if applicable.